                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this  Registration  Statement of
Sierra Health  Services,  Inc. on Form S-3 of our report dated January 29, 2003,
(March 14, 2003 as to Notes 6 and 19) (which  report  expresses  an  unqualified opinion  and  includes an  explanatory  paragraph  relating  to the  adoption of
Statement of Financial  Accounting  Standard No. 142  "Goodwill  and  Intangible
Assets")  appearing in the Annual Report on Form 10-K of Sierra Health Services,
Inc. for the year ended  December 31, 2002 and to the  reference to us under the heading  "Experts"  in the  Prospectus,  which  is  part  of  this  Registration
Statement.

/s/ DELOITTE & TOUCHE LLP
Las Vegas, Nevada

May 20, 2003